NEWS RELEASE

Lincoln Financial Group Reports Fourth Quarter Earnings
Record Results in Deposits, Net Flows, and Income from Operations

Philadelphia, PA, February 13, 2006 - Lincoln National Corporation (NYSE:LNC) today reported net income of $225.3 million, or $1.28 per diluted share, for the fourth quarter of 2005. By comparison, net income for the fourth quarter of 2004 was $189.9 million, or $1.07 per diluted share. For the full year of 2005, net income was $831.1 million, or $4.72 per diluted share, versus $707.0 million, or $3.95 per diluted share, for 2004.

Income from operations for the fourth quarter of 2005 was a record $232.3 million, or $1.31 per diluted share, compared to fourth quarter 2004 income from operations of $189.9 million, or $1.07 per diluted share. For the full year of 2005, income from operations reached a record $851.6 million, or $4.83 per diluted share, compared to $724.8 million, or $4.05 per diluted share, in 2004. Return on equity (ROE), based on income from operations, was 15.4% for the year. The attached table defines and reconciles income from operations and ROE, non-GAAP measures, to net income and ROE calculated in accordance with GAAP.

Gross Deposits, Net Flows, and Life Sales Records Established

Fourth Quarter 2005 Records

•	First-year Retail Life Insurance Premiums
•	Variable Annuity Deposits and Net Flows

Full-year 2005 Records

•	Consolidated Domestic Retail Deposits and Net Flows
•	First-year Retail Life Insurance Premiums
•	Variable Annuity Deposits and Net Flows
•	Investment Management Retail Deposits and Net Flows
•	Investment Management Institutional Deposits and Net Flows

“Lincoln’s fourth quarter and full-year results are directly attributable to our dedication to differentiated products, strong distribution, and building brand awareness,” said Jon A. Boscia, chairman and chief executive officer of Lincoln Financial Group.

Consolidated Domestic Deposits and Net Flows

Lincoln reported total deposits for the quarter of $10.4 billion, up 29 % from the prior year quarter. For the full year, total deposits reached a record $40.0 billion, contributing to $20.2 billion in total net flows, a 39 % increase over the prior year.

Retail deposits, which include annuities, mutual funds, life insurance and other personal wealth accumulation products, reached $6.2 billion in the fourth quarter and a record $25.5 billion for the full year, increases of 17% and 32% over the respective prior-year periods. For the full year, retail net flows were a record $11.2 billion, up 53 % over 2004.

Institutional deposits were $4.2 billion in the current quarter, up 53 % over the fourth quarter of 2004. Full-year institutional deposits reached a record $14.6 billion, a 30 % increase over last year, driving institutional net flows to a record $8.9 billion.

Lincoln Retirement

Fourth Quarter Results

Income from operations for the Retirement segment was $117.3 million in the fourth quarter of 2005 versus $100.5 million in the year ago period. The segment’s current quarter results were positively impacted by approximately $8 million, after tax, of better than expected investment income and hedge program performance.

In the quarter, gross deposits were $2.6 billion and net flows for the segment were $621 million. Variable annuity net flows reached a record $823 million in the quarter, fueled by record deposits of $2.3 billion. Lincoln SmartSecuritySM Advantage, a guaranteed minimum withdrawal rider, was elected on 55 % of fourth quarter deposits, consistent with prior quarters, and accounted for 15% of variable annuity account values at year end.

Full-year Results

Full-year income from operations for the Retirement segment was a record $471.5 million, compared to $414.6 million for 2004. Income from operations in 2005 benefited from strong flows and favorable markets leading to growth in account value, while both periods were positively impacted by prospective DAC unlocking and better than expected investment income.

For the year, gross deposits were a record $10.3 billion and net flows were $2.9 billion. The retirement segment’s gross account value was $72.5 billion at the end of 2005, a 12 % increase over year-end 2004.

Lincoln’s i4LIFE® Advantage, a patented retirement income management tool, recorded elections of $1.0 billion in 2005, more than doubling the full-year 2004 level of $410 million and elevating total assets under management to $1.6 billion.

“Our variable annuity business continued to take market share, positioning Lincoln as a retirement income leader and a top provider for consumers striving to protect their assets and insure against longevity risk,” said Boscia.

Life Insurance

Fourth Quarter Results

Income from operations for the Life Insurance segment was a record $80.2 million, compared to $74.0 million in the fourth quarter of 2004. The 2005 period benefited from approximately $3 million in additional fees from seasonally higher renewal premiums and favorable mortality experience.

First year premiums from retail life insurance reached a record $262.6 million in the fourth quarter, up 14% over the same period last year. Results were driven by continued strength in variable universal life sales and improved universal life sales in the quarter.

Full-year Results

Income from operations for the Life Insurance segment was a record $298.9 million in 2005 versus $280.3 million a year ago. Full-year 2005 results benefited from growth in account value and in-force, while income from operations in 2004 was negatively impacted by prospective DAC unlocking.

Retail first year life premiums were a record $845.4 million for the full year, up 4% over 2004. “The life segment persevered in an aggressive and sometimes irrational marketplace to produce a steady, solid earnings stream in 2005,” said Boscia.

Investment Management

Fourth Quarter Results

The Investment Management segment reported income from operations of $14.6 million in the fourth quarter of 2005, which compares to $5.2 million in the prior year period. The 2005 quarter benefited from strong net flows, driving growth in assets under management. The fourth quarter of 2004 included approximately $4 million of higher than anticipated expenses and represented the first full period without the results of Delaware International Advisors Ltd. (DIAL), which was sold in September, 2004.

Total net flows for the quarter reached $3.3 billion, fueled by total deposits of $7.4 billion, a 40 % increase over the prior year period.

Full-year Results

For 2005, the Investment Management segment reported income from operations of $36.0 million, versus $43.6 million in 2004. Income from operations in 2004 included $12.4 million from DIAL.

Total deposits for the year were a record $28.7 billion and total net flows were up 55% over 2004 levels, reaching a record $16.0 billion. Results were balanced with strong flows generated in both the retail and institutional divisions.

“Delaware’s full-year retail mutual fund sales increased 50 % over 2004 levels, while comparable industry growth rates reached 8%,” said Boscia. “Delaware’s performance has driven record deposits and net flows in 2005 and has them well-positioned heading into 2006.”

Lincoln UK

Fourth Quarter Results

For the fourth quarter, the UK segment’s income from operations was $13.5 million for the quarter, versus $16.6 million in the same year ago period. The current quarter’s results included partially offsetting items, resulting in a net positive impact of approximately $2 million, after tax. The 2004 quarter was positively impacted by an insurance recovery of approximately $6 million, after tax.

Full-year Results

For the year, the UK segment reported income from operations of $43.4 million, versus $43.5 million in 2004.

Corporate and Other

Fourth Quarter Results

Corporate and Other recorded income from operations in the fourth quarter of $6.7 million, versus an operating loss of $6.3 million in the fourth quarter of 2004. Distribution losses were $0.3 million in the current quarter versus $6.6 million a year ago. Distribution results in the current period experienced a net positive impact of approximately $2 million from mostly offsetting items in Lincoln Financial Advisors.  Both retail and wholesale distribution benefited from improved productivity and expense management.  The 2005 quarter included a positive tax adjustment of approximately $7 million related to the company’s 401(k) plan. The fourth quarters of 2005 and 2004 also included reductions in the deferred tax asset valuation allowance previously established in the company’s Barbados subsidiary in the amount of $4.3 and $4.4 million, respectively.

Full-year Results

Income from operations in Corporate and Other for the full year 2005 was $1.8 million compared to an operating loss of $57.2 million in 2004. Results in 2005 were driven by favorable tax benefits recognized throughout the year in the amount of $46.8 million, while distribution losses improved from $41.5 million a year ago to $36.1 million in 2005.

Lincoln Financial Group and Jefferson Pilot Financial Merger

Lincoln and Jefferson Pilot continue to work diligently on integration planning and remain on target to complete the merger in the beginning of the second quarter of 2006. This work has increased Lincoln’s confidence that the combined entity can add to shareholder value through the following strategic benefits:

•	ROE expansion over time driven by increased scale, expense and capital efficiencies, and a larger investment portfolio;
•	Diversified and complementary product and distribution mix that will expand reach and provide enhanced growth opportunities;
•	A consolidated Employer Markets segment that will facilitate greater leverage of the retirement income market and provide cross-selling opportunities with Jefferson Pilot’s Benefit Partners; and
•	A more stable earnings base resulting from a better balance of equity and interest-sensitive drivers.

Boscia commented on the progress of the Jefferson Pilot merger, “Lincoln’s robust fourth quarter results across business segments demonstrate our ability to execute while making significant progress on integration planning. We expect to leverage Lincoln’s distribution strength, Jefferson-Pilot’s operational efficiencies and the merged company’s scale to achieve market share gains.”

Capital and Share Repurchase

As of December 31, 2005, the book value per share of Lincoln National Corporation common stock, excluding accumulated other comprehensive income, increased 11.5% to $33.66, compared with $30.17 a year ago. Book value per share, including accumulated other comprehensive income, was $36.69, compared with $35.53 a year ago. Lincoln did not repurchase shares during the quarter; however, 2.3 million shares were repurchased year-to-date, at a total cost of $103.6 million. Through a combination of share repurchase and dividends, a total of $361 million was returned to shareholders in 2005.

Lincoln National Corporation will discuss the company’s fourth quarter results with investors in a conference call beginning at 11:00 a.m. (ET) on Tuesday, February 14, 2006. The company will also post its fourth quarter 2005 statistical supplement on its Web site, www.LFG.com.

Lincoln Financial Group is the marketing name for Lincoln National Corporation (NYSE:LNC) and its affiliates. With headquarters in Philadelphia, Lincoln Financial Group had consolidated assets of $125 billion as of December 31, 2005, and had consolidated revenues of $5.5 billion in 2005. Through its wealth accumulation, retirement income and wealth protection businesses, the company provides annuities, life insurance, 401(k) and 403(b) plans, savings plans, mutual funds, managed accounts, institutional investment, and comprehensive financial planning and advisory services. For more information please visit www.LFG.com.

Contacts:	Priscilla Brown
215 448-1422
Vice President, Investor Relations and Strategic Communications
investorrelations@LFG.com

Jim Sjoreen
215 448-1420
Vice President, Investor Relations
investorrelations@LFG.com

Tom Johnson
215 448-1454
Second Vice President, Media Relations
mediarelations@LFG.com

Definition of Income (Loss) from Operations and ROE
Income (loss) from operations and ROE, as used in the earnings release, are non-GAAP financial measures and are not substitutes for net income (loss) and ROE, calculated using GAAP measures. Income (loss) from operations represents after tax results excluding, as applicable, realized gains or losses on investments and derivatives, cumulative effect of accounting changes, restructuring charges, reserve changes on business sold through reinsurance, gain on sale of subsidiaries and book of business and loss on early retirement of debt. The earnings used to calculate ROE, as used in the earnings release, are income (loss) from operations. Income (loss) from operations is an internal measure used by the company in the management of its operations. Management believes that this performance measure explains the results of the company's ongoing operations in a manner that allows for a better understanding of the underlying trends in the company's current business because the excluded items are either unpredictable and/or not related to decisions regarding the underlying businesses.

	For the Quarter		For the Year
($ in millions, except per share data)	Ended December 31,		Ended December 31,
	2005	2004	2005	2004
Net Income	$225.3	$189.9	$831.1	$707.0

Less:
Net realized gain/loss on investments and derivatives	(6.1)	3.5	(11.6)	(38.1)
Restructuring charges	(1.1)		(19.1)	(13.9)
Reserve development and related amortization
on business sold through reinsurance	0.2	0.2	0.9	0.9
Loss on early retirement of subordinated debt		(4.1)		(4.1)
Gain on sale of subsidiaries/ businesses		0.4	9.3	61.9
Cumulative effect of accounting change				(24.5)
Income from Operations	$232.3	$189.9	$851.6	$724.8

Earnings per share (diluted)
Net Income	$1.28	$1.07	$4.72	$3.95
Income from Operations	$1.31	$1.07	$4.83	$4.05

Average Equity
(Excluding accumulated other comprehensive income)	$5,757.7	$5,185.0	$5,512.2	$5,075.5

Return on Equity
Net Income	15.7%	14.6%	15.1%	13.9%
Income from Operations	16.1%	14.7%	15.4%	14.3%

LINCOLN NATIONAL CORPORATION
DIGEST OF EARNINGS

	For the Quarter Ended December 31
	2005	2004

Revenue	$1,388,422,422	$1,347,466,087
Net Income	$225,310,318	$189,871,774

EPS -Basic	$1.30	$1.09
EPS - Diluted	$1.28	$1.07

Avg. Shares - Basic	173,220,352	173,994,562
Avg. Shares - Diluted	176,603,149	176,707,436

	For the Year Ended December 31
	2005	2004

Revenue	$5,487,938,109	$5,371,274,165
Net Income	$831,055,130	$707,009,384

EPS -Basic	$4.80	$4.01
EPS - Diluted	$4.72	$3.95

Avg. Shares - Basic	173,069,552	176,190,662
Avg. Shares - Diluted	176,144,243	179,017,125

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In connection with the proposed transaction, Lincoln National Corporation has filed with the SEC a Registration Statement on Form S-4 (Registration No. 333-130226), including a joint proxy statement/prospectus, and other materials. WE URGE INVESTORS TO READ THE DEFINITIVE JOINT PROXY  STATEMENT/PROSPECTUS AND THESE OTHER DOCUMENTS CAREFULLY AND BEFORE MAKING ANY VOTING OR INVESTMENT DECISIONS, BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors can obtain free copies of these materials, as well as other filings containing information about Lincoln and Jefferson-Pilot, without charge, at the Securities and Exchange Commission’s website (www.sec.gov). In addition, free copies of the definitive joint proxy statement/prospectus and Lincoln’s other SEC filings are also available on Lincoln’s website (www.lfg.com). Free copies of the registration statement and joint proxy statement/prospectus and Jefferson-Pilot‘s other SEC filings are also available on Jefferson-Pilot’s website (www.jpfinancial.com).

Lincoln, Jefferson-Pilot, their respective directors and officers and other persons may be deemed, under SEC rules, to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding Lincoln’s directors and executive officers is available in its Annual Report on Form 10-K for the year ended December 31, 2004 and in its proxy statement filed with the SEC on April 8, 2005, and information regarding Jefferson-Pilot’s directors and executive officers is available in its Annual Report on Form 10-K for the year ended December 31, 2004 and in its proxy statement filed with the SEC on March 24, 2005. More detailed information regarding the identity of potential participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, is available in the joint proxy statement/prospectus contained in the above-referenced Registration Statement on Form S-4.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Certain statements made in this release and in other written or oral statements made by LNC or on LNC’s behalf are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (“PSLRA”). A forward-looking statement is a statement that is not a historical fact and, without limitation, includes any statement that may predict, forecast, indicate or imply future results, performance or achievements, and may contain words like: “believe”, “anticipate”, “expect”, “estimate”, “project”, “will”, “shall” and other words or phrases with similar meaning. LNC claims the protection afforded by the safe harbor for forward-looking statements provided by the PSLRA.

Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from the results contained in the forward-looking statements. Risks and uncertainties that may cause actual results to vary materially, some of which are described within the forward-looking statements include, among others:

•
Legislative, regulatory or tax changes, both domestic and foreign, that affect the cost of, or demand for, LNC’s products, the required amount of reserves and/or surplus, or otherwise affect our ability to conduct business, including changes to statutory reserves and/or risk-based capital requirements related to secondary guarantees under universal life and variable annuity products such as Actuarial Guideline 38; restrictions on revenue sharing and 12b-1 payments; and the potential for tax reform;

•
The institution of legal or regulatory proceedings against LNC or its subsidiaries and the outcome of any legal or regulatory proceedings, such as: (a) adverse actions related to present or past business practices common in businesses in which LNC and its subsidiaries compete; (b) adverse decisions in significant actions including, but not limited to, actions brought by federal and state authorities, and extra-contractual and class action damage cases; (c) new decisions which change the law; and (d) unexpected trial court rulings;

•	Changes in interest rates causing a reduction of investment income, the margins of LNC’s fixed annuity and life insurance businesses and demand for LNC’s products;
•
A decline in the equity markets causing a reduction in the sales of LNC’s products, a reduction of asset fees that LNC charges on various investment and insurance products, an acceleration of amortization of deferred acquisition costs (DAC) and an increase in liabilities related to guaranteed benefit features of LNC’s variable annuity products;

•	Ineffectiveness of LNC’s various hedging strategies used to offset the impact of declines in the equity markets;
•
A deviation in actual experience regarding future persistency, mortality, morbidity, interest rates and equity market returns from LNC’s assumptions used in pricing its products, in establishing related insurance reserves, and in the amortization of intangibles that may result in an increase in reserves and a decrease in net income;

•	Changes in GAAP that may result in unanticipated changes to LNC’s net income;
•
Lowering of one or more of LNC’s debt ratings issued by nationally recognized statistical rating organizations, and the adverse impact such action may have on LNC’s ability to raise capital and on its liquidity and financial condition;

•
Lowering of one or more of the insurer financial strength ratings of LNC’s insurance subsidiaries, and the adverse impact such action may have on the premium writings, policy retention, and profitability of its insurance subsidiaries;

•	The adequacy and collectibility of reinsurance that LNC has purchased;
•	Acts of terrorism or war that may adversely affect LNC’s businesses and the cost and availability of reinsurance;
•	Competitive conditions that may affect the level of premiums and fees that LNC can charge for its products;
•
The unknown impact on LNC’s business resulting from changes in the demographics of LNC’s client base, as aging baby-boomers move from the asset-accumulation stage to the asset-distribution stage of life;

•	Loss of key management, portfolio managers in the Investment Management segment, financial planners in Lincoln Financial Advisors (LFA) or wholesalers in Lincoln Financial Distributors (LFD);
•
Changes in general economic or business conditions, both domestic and foreign, that may be less favorable than expected and may affect foreign exchange rates, premium levels, claims experience, the level of pension benefit costs and funding, and investment results; and

•
In connection with the merger: (1) the Lincoln shareholders may not approve the issuance of shares in connection with the merger and/or the Jefferson-Pilot shareholders may not approve and adopt the merger agreement and the transactions contemplated by the merger agreement at the special shareholder meetings; (2) we may be unable to obtain regulatory approvals required for the merger, or required regulatory approvals may delay the merger or result in the imposition of conditions that could have a material adverse effect on the combined company or cause us to abandon the merger; (3) we may be unable to complete the merger or completing the merger may be more costly than expected because, among other reasons, conditions to the closing of the merger may not be satisfied; (4) problems may arise with the ability to successfully integrate Lincoln’s and Jefferson-Pilot’s businesses, which may result in the combined company not operating as effectively and efficiently as expected; (5) the combined company may not be able to achieve the expected synergies from the merger or it may take longer than expected to achieve those synergies; and (6) the merger may involve unexpected costs or unexpected liabilities, or the effects of purchase accounting may be different from our expectations.

The risks included here are not exhaustive. LNC’s annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and other documents filed with the Securities and Exchange Commission include additional factors which could impact LNC’s business and financial performance. For additional risks concerning our merger with Jefferson-Pilot Corporation, see our Form S-4 (Registration No. 333-130226) filed with the Securities and Exchange Commission on February 9, 2006. Moreover, LNC operates in a rapidly changing and competitive environment. New risk factors emerge from time to time and it is not possible for management to predict all such risk factors.

Further, it is not possible to assess the impact of all risk factors on LNC’s business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, investors should not place undo reliance on forward-looking statements as a prediction of actual results. In addition, LNC disclaims any obligation to update any forward-looking statements to reflect events or circumstances that occur after the date of this release.